FS-1.2

Emera Inc. Consolidated Balance Sheet
As at March 31, 2001
$USD


Assets
Current assets
     Cash                                                        $2.8
     Short-term investments                                      84.8
     Accounts receivable                                        109.6
     Income tax recoverable                                       0.9
     Inventory                                                   69.5
     Prepaid expenses                                             1.3
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                                                                268.9
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Long-term receivables                                             2.6
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Deferred charges                                                199.2
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Future income tax asset                                           4.9
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Goodwill                                                          4.7
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Investment                                                       49.1
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Property, plant & equipment (net)                             1,563.2
Construction work in progress                                    50.3
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                                                              1,613.4
                                                             $2,142.9
Liabilities & Shareholders' Equity
Current liabilities
     Current portion of long-term debt                         $102.2
     Short-term debt                                            200.9
     Accounts payable and accrued charges                       126.8
     Dividends payable                                            2.2
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                                                                432.1
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Future income tax liability                                       1.8
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Deferred credits                                                  0.2
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Long-term debt                                                  746.6
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Non-controlling interest                                        175.4
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Shareholders' equity
     Common shares                                              568.8
     Foreign exchange translation                                 0.5
     Retained earnings                                          217.5
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                                                                786.8
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                                                             $2,142.9
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Emera Inc.

Statement of Earnings
For the 12 month period ending March 31st
$USD


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Revenue
     Electric                                                  $554.7
     Fuel Oil                                                    52.3
     Other                                                        7.2
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                                                                614.3
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Cost of Operations
     Fuel for generation and power purchased                    193.9
     Cost of fuel oil sold                                       47.6
     Operating, maintenance and general                         116.2
     Grants in lieu of property taxes/property taxes              7.8
     Provincial capital tax                                       4.9
     Depreciation                                                64.8
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                                                                435.1
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Earnings from operations                                        179.1
Equity earnings                                                   4.5
Amortization                                                    (12.8)
Allowance for funds used during construction                      3.2
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Earnings before interest and taxes                              173.9
Interest                                                         91.6
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Earnings before taxes                                            82.4
Income taxes                                                      9.3
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Net earnings before non-controlling interest                     73.1
Non-controlling interest                                          6.9
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Net earnings applicable to common shares                        $66.2
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